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                                                           Exhibit 99.B - (h)(2)

[ING FUNDS LOGO]

September 28, 2004

VIA FACSIMILE AND UPS NEXT DAY AIR

Investors Bank & Trust Company
Attn: Christopher E. Jones
200 Clarendon Street
Boston, MA 02116


Re:  Termination of Sub-Administration Agreement
     -------------------------------------------

Dear Mr. Jones:

     Pursuant to Section 7 of the Sub-Administration Agreement (the "Agreement") between ING Funds Services, LLC and Investors Bank & Trust Company ("IBT"), this letter serves as notice of non-renewal of the Agreement. The Agreement will therefore terminate with respect to all series of ING Partners, Inc., effective December 31, 2004.

     As you have discussed previously with Mr. Modic, to assure an orderly transition there will be certain administrative services, outlined on attached APPENDIX A, which we are requesting that IBT perform after December 31, 2004. We would expect to pay the usual and customary rates for any such services not otherwise provided for under the Agreement. Mr. Modic will be coordinating with you with respect to the provision of these services and payment for the services over the next few weeks.


                                                        Sincerely,

                                                        /s/ James M. Hennessy

                                                        James M. Hennessy
                                                        President


cc:  Andrew Josef
     Assistant General Counsel
     Investors Bank & Trust Company
     200 Clarendon Street
     Boston, MA 02116

     Laurie Tillinghast
     ING Life Insurance & Annuity Company


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000          ING Partners, Inc.
Scottsdale, AZ 85258-2034          Fax: 480-477-2744

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                                   APPENDIX A

                LIST OF SERVICES REQUIRED TO BE PERFORMED BY IBT
                  FOR THE IPI PORTFOLIOS POST DECEMBER 31, 2004

FUND ACCOUNTING/CUSTODY
     1.   All fund accounting functions through January 7, 2005
     2.   All custody functions through January 7, 2005
     3. Delivery of all assets to the new custodian as part of the custody conversion as well as post-conversion (i.e. subsequent monies received for tax reclaims, dividends, interest, litigation settlements, etc.)
     4.   Assistance with class actions, including supplying needed confirms.

FINANCIAL REPORTING
     1.   Completion of the audit for the period ending December 31, 2004
     2.   Completion of the Annual Report to Shareholders as of December 31,
          2004
     3.   Preparation and filing of the Form N-CSR as of December 31, 2004
     4.   Preparation and filing of the Form N-SAR as of December 31, 2004
     5. Provide information necessary to file the Form 24F-2 as of December 31, 2004

TAX REPORTING
     1. Preparation and filing of Federal Tax Form 1120-RIC as of December 31, 2004
     2. Preparation and filing of all state income tax returns as of December 31, 2004
     3.   Preparation and filing of Excise Tax Form 8613
     4. Completion of all tax footnotes and tax information for the Annual Report as of December 31, 2004
     5. Year End Reporting to ING Corporate (i.e. Foreign Tax Credits, Dividend Received Deduction, Long Term Capital Gain Designation and Government Income by Type)

BOARD REPORTING
     1. Completion of the memo to the Board for the quarter ending December 31, 2004, "PORTFOLIO COMPLIANCE REVIEW AND RELATED MATTERS"
     2.   Collection of sub-advisers determinations regarding liquidity
     3. Completion of Fourth Quarter Financial Data including the following reports:
              a.  Portfolio Performance
              b.  Gross Income Test and IRS Diversification
              c.  Statement of Changes in Net Assets
              d.  Top Ten Brokers by Commissions
              e.  Top Ten Additions, Deletions, Gains and Losses
              f.  Top Ten Securities Purchased and Sold
              g.  Discussion of Derivative Activity
              h.  Shareholder Service Fee and 12b-1 Fee Analysis
              i.  Securities Lending Income by Fund

NOTE: Record retention and access to historical information will be addressed in the transition plan. It is conceivable that ING may need to request fund records/information from IBT subsequent to December 31, 2004 in regards to SEC audits, internal and external audits and other regulatory examinations or inquiries.


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000          ING Partners, Inc.
Scottsdale, AZ 85258-2034          Fax: 480-477-2744